Exhibit 99.1

True Nature Holding, Inc. Announces Investment Banking Relationship

Denver, CO, April 17, 2020 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- True Nature Holding, Inc., DBA Mitesco, Inc. (OTCQB: TNTY) (the “Company” or “True Nature”) announced today that it has engaged CIM Securities, LLC (“CIM”) as its advisor for investment banking related transactions.

"We believe this relationship is well-timed, and a good fit for our business strategy. The need for healthcare technology that can be made available directly to the consumer worldwide is now clearly an immediate need. There are excellent, early-stage, yet proven, teams with products and services that can take advantage of market needs, and with modest amounts of capital, which could present scalable opportunities for our Company," stated Larry Diamond, CEO. “We believe with the experience of CIM we be able to construct the best capital structure needed to expand our current and near-term scope, strengthen our balance sheet, execute upon the Company's M&A strategy, and fund our growth initiatives.”

The Company has agreed to an exclusive arrangement with CIM for sixty (60) days, and month to month thereafter. CIM will be working with other interested broker-dealers and accredited investors interested in the Company to fulfill its banking needs. Any parties interested in the Company’s investment activities should contact Mr. Jack Myers at CIM Securities via email at: JMyers@cimsecurities.com or by phone at 619-749-2460.

Our Operations and Subsidiaries: MyCare LLC and Acelerar Healthcare Holdings, LTD.

My Care, LLC is a wholly-owned subsidiary of Mitesco N.A. LLC, the holding company for North American operations. It is building out a network of clinics using the latest telehealth technology with the nurse practitioner as its primary healthcare provider and as allowed by state licensure. It will begin in Minneapolis and expand nationwide. There are 23 states today that allow the nurse practitioner to perform most of the tasks normally allocated to the physician. The executive team at My Care includes four key executives who brought Minute Clinic (previously known as Quickmedix) to scale, which was acquired by CVS for $170 million in 2006.

Acelerar Healthcare Holdings, LTD. Is the Company’s wholly-owned, Dublin, Ireland based holding company for its European operations. There are several targets in Europe under evaluation and management believes cross border expansion for these new, proven healthcare technology solutions may prove a profitable opportunity.

About CIM Securities, LLC

CIM Securities (www.cimsecurities.com) is an independent investment bank that serves micro-cap and small-cap companies by providing capital raising solutions and also merger and acquisition services for companies seeking growth capital or services. CIM Securities also caters to individual investors providing comprehensive brokerage and money management solutions. CIM Securities provides institutional investors and individual investors periodic opportunities to participate in public offerings and private placements of public or private companies.

The Mission of True Nature Holding, Inc., DBA Mitesco, Inc. (formal name change pending)

We have in development a suite of offerings aimed at enhancing healthcare throughout the supply chain and to end-users. We intend to acquire and implement technologies and services to improve the quality of care, reduce cost, and enhance consumer convenience. We are focused on developing a portfolio of companies that provide healthcare technology solutions and the team is adept at deal structures supportive of long-term organizational value. The holding company structure facilitates profitable growth and enables the acquired business to focus on scale. The TNTY portfolio of companies will apply leading-edge solutions that emphasize stakeholder value and leverages distinct sector trends.

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances, and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimating or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

Contact: by email at: www.truenatureholding.com , or by phone at: 1-844-383-8689.